Exhibit 10.26
10.26 Patent License Agreement between Xiangrui Pharmacy and Ruixing
Group Co., Ltd.
Party A: Ruixing Group Co., Ltd.
Party B: Shandong Xiangrui Pharmacy Co., Ltd.
•	General Information
•
Pursuant to the contract entered on January 1, 2009, Ruixing Group licensed the Company to use the patent owned by Ruixing Group with a Patent Number of ZL 200320121543.6 and name of Upflow Anaerobic Sludge Blanket.

•	The term shall be from January 1st, 2009 to January 1st, 2019.
•	The price for the patent license is free of charge.
•	Headlines of the articles omitted
•	Dispute Settlement
•	Breach of the Agreement
•	Miscellaneous